Exhibit 4.4

WAIVER AND AMENDMENT NO. 1 TO

THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT,

THE AMENDED AND RESTATED VOTING AGREEMENT AND

THE AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT

THIS WAIVER AND AMENDMENT NO. 1 TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT, THE AMENDED AND RESTATED VOTING AGREEMENT AND THE AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT (the “Amendment”) is made as of November 12, 2010, by and among RPX Corporation, a Delaware corporation (the “Company”) and the undersigned holders of the Company’s capital stock (the “Stockholders”).

RECITALS

WHEREAS, the Company and the Stockholders are parties to that certain Amended and Restated Investors’ Rights Agreement, that certain Amended and Restated Voting Agreement and that certain Amended and Restated First Refusal and Co-Sale Agreement, each dated July 15, 2009 (the “Investors’ Rights Agreement,” the “Voting Agreement” and the “Co-Sale Agreement,” respectively, and together, the “Transaction Documents”);

WHEREAS, pursuant to Section 3.8 of the Investors’ Rights Agreement, the Investors’ Rights Agreement may be amended only with the written consent of (i) the Company and (ii) the holders of at least fifty-five percent (55%) of the Registrable Securities (as defined in the Investors’ Rights Agreement);

WHEREAS, pursuant to Section 16 of the Voting Agreement, the Voting Agreement may be amended only with the written consent of (i) the Company, (ii) the holders of a majority of the then outstanding voting securities held by the Founders (as defined in the Voting Agreement) who are then providing services to the Company as an employee or consultant and (iii) the holders of at least fifty-five percent (55%) of the then outstanding voting securities held by the Investors (as defined in the Voting Agreement);

WHEREAS, pursuant to Section 10 of the Co-Sale Agreement, the Co-Sale Agreement may be amended only with the written consent of (i) the Company, (ii) the Founders (as defined in the Co-Sale Agreement) holding a majority of the Common Stock of the Company then held by the Founders who are then providing services to the Company as an employee or consultant and (iii) Investors (as defined in the Co-Sale Agreement) holding at least fifty-five percent (55%) of the Common Stock issuable or issued upon conversion of the shares of Preferred Stock;

WHEREAS, the Company is selling shares of Series C Preferred Stock to certain of the Stockholders;

WHEREAS, the Company and the Stockholders desire to amend the Transaction Documents as set forth herein to include shares of Series C Preferred Stock in the definitions of Preferred Stock; and

WHEREAS, the Stockholders represent the voting power required under each of the Transaction Documents to amend the Transaction Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the respective Transaction Documents, as applicable.

2. Amendment to the Investors’ Rights Agreement.

(a) Pursuant to Section 3.8 of the Investors’ Rights Agreement, the definition of “Preferred Stock,” as set forth in the recitals of the Investors’ Rights Agreement, is hereby amended and restated to include the following: Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(b) Pursuant to Section 3.8 of the Investors’ Rights Agreement and upon the execution of a counterpart signature page, Schedule A of the Investors’ Rights Agreement is hereby amended to add SLF Partners ‘10, LLC as a party, such that SLF Partners ‘10, LLC shall be deemed an Investor under the Investors’ Rights Agreement, with all accompanying rights, privileges and obligations.

3. Amendments to the Voting Agreement.

(a) Pursuant to Section 16 of the Voting Agreement, the definition of “Preferred Stock,” as set forth in the first paragraph of the Voting Agreement, is hereby amended and restated to include the following: Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(b) Pursuant to Section 16 of the Voting Agreement and upon the execution of a counterpart signature page, Schedule A of the Voting Agreement is hereby amended to add SLF Partners ‘10, LLC as a party, such that SLF Partners ‘10, LLC shall be deemed an Investor under the Voting Agreement, with all accompanying rights, privileges and obligations.

4. Amendments to the Co-Sale Agreement. Pursuant to Section 10 of the Co-Sale Agreement and upon the execution of a counterpart signature page, Exhibit A of the Co-Sale Agreement is hereby amended to add SLF Partners ‘10, LLC as a party, such that SLF Partners ‘10, LLC shall be deemed an Investor under the Co-Sale Agreement, with all accompanying rights, privileges and obligations.

5. Waiver of Right of First Offer. Each of the undersigned Stockholders who is a Major Investor (as defined in the Investors’ Rights Agreement) hereby irrevocably waives, on behalf of itself and all other Major Investors, the right of first offer set forth in Section 2.4 of the Investors’ Rights Agreement, and all related notice periods or notice rights, with respect to the issuance of Series C Preferred Stock pursuant to the Series C Preferred Stock Purchase Agreement on or about the date hereof.

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6. Waiver of Right of First Refusal and Co-Sale. Each of the undersigned Stockholders who is an Investor (as defined in that certain Amended and Restated First Refusal and Co-Sale Agreement, dated July 15, 2009 (the “Co-Sale Agreement”)) hereby irrevocably waives, on behalf of itself and all other Investors, and their successors and assigns, all rights to notice, rights of first refusal and co-sale rights set forth in Sections 2 and 3 of the Co-Sale Agreement or otherwise, with respect to the repurchase of 488,433 shares of Common Stock by the Company from certain stockholders of the Company on or about the date hereof.

7. Effect of Amendment. Except as amended as set forth above, the Transaction Documents shall continue in full force and effect.

8. Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

9. Governing Law. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Voting Agreement and the Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

RPX CORPORATION

	By:	/s/ John Amster
	Name:	John A. Amster
	Title:	Chief Executive Officer

Address:	One Market Plaza
Steuart Tower
Suite 700
San Francisco, CA 94105

STOCKHOLDER

/s/ John Amster
JOHN A. AMSTER
[Address]

SIGNATURE PAGE TO THE WAIVER AND AMENDMENT NO. 1 TO

THE INVESTORS’ RIGHTS AGREEMENT, THE VOTING AGREEMENT

AND THE CO-SALE AGREEMENT OF RPX CORPORATION

IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Voting Agreement and the Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

STOCKHOLDERS:

/s/ Geoffrey T. Barker
GEOFFREY T. BARKER
[Address]

/s/ Eran Zur
ERAN ZUR
[Address]

SIGNATURE PAGE TO THE WAIVER AND AMENDMENT NO. 1 TO

THE INVESTORS’ RIGHTS AGREEMENT, THE VOTING AGREEMENT

AND THE CO-SALE AGREEMENT OF RPX CORPORATION

IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Voting Agreement and the Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

STOCKHOLDERS:

INDEX VENTURES GROWTH I (JERSEY), L.P

By: its Managing General Partner:
Index Venture Growth Associates I Limited

	By:	/s/ Ian Henderson
Ian Henderson and/or Nigel Greenwood
Director Director

INDEX VENTURES GROWTH I PARALLEL ENTREPRENEUR FUND (JERSEY), L.P

By: its Managing General Partner:
Index Venture Growth Associates I Limited

	By:	/s/ Ian Henderson
Ian Henderson and/or Nigel Greenwood
Director Director

Address:		Index Venture Growth Associates I Limited
No 1 Seaton Place
St Helier
Jersey JE4 8YJ
Channel Islands
Attention: Nicky Barthorp

SIGNATURE PAGE TO THE WAIVER AND AMENDMENT NO. 1 TO

THE INVESTORS’ RIGHTS AGREEMENT, THE VOTING AGREEMENT

AND THE CO-SALE AGREEMENT OF RPX CORPORATION

IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Voting Agreement and the Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

STOCKHOLDERS:

INDEX VENTURES IV (JERSEY), L.P

By: its Managing General Partner:
Index Venture Associates IV Limited

	By:	/s/ Tamara Williams
Tamara Williams
Alternate Director

INDEX VENTURES IV PARALLEL ENTREPRENEUR FUND (JERSEY), L.P

By: its Managing General Partner:
Index Venture Associates IV Limited

	By:	/s/ Tamara Williams
Tamara Williams
Alternate Director

Address:	Index Venture Associates IV Limited Whiteley Chambers Don Street St Helier Jersey JE4 9WG Channel Islands Attention: Giles Johnstone-Scott

SIGNATURE PAGE TO THE WAIVER AND AMENDMENT NO. 1 TO

THE INVESTORS’ RIGHTS AGREEMENT, THE VOTING AGREEMENT

AND THE CO-SALE AGREEMENT OF RPX CORPORATION

IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Voting Agreement and the Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

STOCKHOLDERS:

CHARLES RIVER PARTNERSHIP XIII, LP

By: Charles River XIII GP, LP
Its General Partner

	By:	Charles River XIII GP, LLC
Its General Partner

	By:	/s/ Izhar Armony
Izhar Armony
Authorized Manager

CHARLES RIVER FRIENDS XIII-A, LP
By: Charles River XIII GP, LLC
Its General Partner

	By:	/s/ Izhar Armony
Izhar Armony
Authorized Manager

Address:	1000 Winter Street, Suite 3300
Waltham, MA 02451
with a copy to: Sarah Reed

SIGNATURE PAGE TO THE WAIVER AND AMENDMENT NO. 1 TO

THE INVESTORS’ RIGHTS AGREEMENT, THE VOTING AGREEMENT

AND THE CO-SALE AGREEMENT OF RPX CORPORATION

IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Voting Agreement and the Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

STOCKHOLDER:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Eric J. Keller
Name: Eric J. Keller
Its: President

Address:	2750 Sand Hill Road Menlo Park, CA 94025

SIGNATURE PAGE TO THE WAIVER AND AMENDMENT NO. 1 TO

THE INVESTORS’ RIGHTS AGREEMENT, THE VOTING AGREEMENT

AND THE CO-SALE AGREEMENT OF RPX CORPORATION

IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement, the Amended and Restated Voting Agreement and the Amended and Restated First Refusal and Co-Sale Agreement as of the date first above written.

STOCKHOLDER:

STEVEN L. FINGERHOOD IRA ROLLOVER

	By:	/s/ Steven L. Fingerhood
	Name:	Steven L. Fingerhood
	Title:	Authorized Signatory

Address:	Steven L. Fingerhood IRA Rollover
JPMCC Custodian
One Ferry Building, Suite 255
San Francisco, CA 94111

SIGNATURE PAGE TO THE WAIVER AND AMENDMENT NO. 1 TO

THE INVESTORS’ RIGHTS AGREEMENT, THE VOTING AGREEMENT

AND THE CO-SALE AGREEMENT OF RPX CORPORATION